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                                                                       EXHIBIT 5


                       [LETTERHEAD OF SULLIVAN & CROMWELL]


                                                                  March 24, 1998


Iridium Operating LLC,
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,
Iridium Facilities Corporation,
   1575 Eye Street, N.W.,
      Washington, D.C.  20005.

Dear Sirs:

           In connection with the registration under the Securities Act of 1933 (the "Act") of (i) $300,000,000 principal amount of 11 1/4% Senior Notes due 2005, Series C/EN (the "Exchange Notes") of Iridium Operating LLC, a Delaware limited liability company ("Iridium"), and its wholly-owned subsidiary Iridium Capital Corporation, a Delaware corporation (together with Iridium, the "Note Issuers"), and (ii) the Guarantees of the Exchange Notes (the "Guarantees") by Iridium Roaming LLC, a Delaware limited liability company and a wholly-owned subsidiary of




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Iridium Operating LLC                                                       -2-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

Iridium ("Roaming"), Iridium IP LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("IP") and Iridium Facilities Corporation, a Delaware corporation and a wholly-owned subsidiary of Iridium ("Facilities", and together with Roaming and IP, the "Guarantor Subsidiaries") we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture dated October 17, 1997 of the Note Issuers, Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee, as supplemented by a First Supplemental Indenture dated December 18, 1997 and a Second Supplemental Indenture dated February 27, 1998 (such indenture, as supplemented, the "Indenture"). The Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."

           Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the terms of the Securities




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Iridium Operating LLC                                                       -3-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any of the Note Issuers or the Guarantor Subsidiaries and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Note Issuers or the Guarantor Subsidiaries, and the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, (i) the Exchange Notes will constitute valid and legally binding obligations of the Note Issuers, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (ii) the Guarantees will constitute valid and legally binding obligations of the Guarantor Subsidiaries, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability




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Iridium Operating LLC                                                       -4-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

relating to or affecting creditors' rights and to general equity principles.

           In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

           The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

           We have relied as to certain matters on information obtained from public officials, officers of the Note Issuers and Guarantor Subsidiaries and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, an assumption which we have not independently verified.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby




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Iridium Operating LLC                                                       -5-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                              Very truly yours,

                                                        /s/ SULLIVAN & CROMWELL